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                                                                      EXHIBIT 21

     The active subsidiaries of Day International Group, Inc. are listed below, do business under the name under which they are organized, and are included in the consolidated financial statements of the Company. The names, jurisdiction of incorporation of such subsidiaries, and percentage of voting securities owned by the Company are set forth below.


                                                              Jurisdiction in                     Percentage of Voting
            Name of subsidiary                              which Incorporated                      Securities owned
            ------------------                              ------------------                      ----------------
     Day International, Inc.                                     Delaware                                100%
     Day Holdings I, Inc.                                        Delaware                                100% (1)
     Day Holdings II, Inc.                                       Delaware                                100% (1)
     Day International (U.K.)                                 United Kingdom                             100% (3)
         Holdings Limited
     Day International (U.K.),                                United Kingdom                             100% (2)
         Ltd.
     Day International (Canada)                               Ontario, Canada                            100% (1)
         Holdings Limited
     Day International                                            France                                 100% (1)
         France S.A.R.L
     Day International                                            Germany                                100% (1)
        (BRD) GmbH
     Day International de Mexico                                  Mexico                                 100% (1)
         S.A. de C.V.
     Day International (Germany)                                  Germany                                100% (1)
         Holdings GmbH
     Day International (Germany)                                  Germany                                100% (4)
        Group GmbH
     Rotec Hulsensysteme GmbH                                     Germany                                100% (5)
     Rotec USA Inc.                                              Delaware                                100% (6)
     Rotec Czech s.r.o.                                       Czech Republic                              55% (6)
     ZAO Day International                                        Russia                                  70% (7)




             (1)  Subsidiaries of Day International, Inc.
             (2)  Subsidiary of Day International (U.K.) Holdings Limited
             (3)  Subsidiary of Day Holdings I, Inc. and Day Holdings II, Inc.
             (4)  Subsidiary of Day International (Germany) Holdings GmbH
             (5)  Subsidiary of Day International (Germany) Group GmbH
             (6)  Subsidiary of Rotec Hulsensysteme GmbH
             (7)  Subsidiary of Day International (BRD) GmbH

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